Exhibit 10.7
Tekelec
Summary of Compensation for Non-Employee Members
of the Board of Directors and its Committees
(Effective April 1, 2005)

1.	Board of Directors
	Quarterly retainer (except Chairman)	$12,500
	Chairman’s quarterly retainer	$15,000
	Fee for attending meeting in excess of four hours	$2,000
	Fee for attending meeting of four hours or less	$1,000

2.	Compensation Committee
	Quarterly retainer (except Chairman)	$1,250
	Chairman’s quarterly retainer	$4,000
	Fee for attending a meeting	$750

3.	Audit Committee
	Quarterly retainer (except Chairman)	$2,000
	Chairman’s quarterly retainer	$5,000
	Fee for attending a meeting	$800

4.	Nominating and Corporate Governance Committee
	Quarterly retainer (except Chairman)	$1,000
	Chairman’s quarterly retainer	$1,500
	Fee for attending a meeting	$750

5.	Corporate Development Committee
	Quarterly retainer (except Chairman)	$1,000
	Chairman’s quarterly retainer	$1,500
	Fee for attending a meeting in excess of four hours	$1,000
	Fee for attending a meeting of four hours or less	$750
     In addition to cash compensation, non-employee directors receive under the Company’s Amended and Restated Non-Employee Director Stock Option Plan (the “Director Plan”) (i) a grant of stock options upon their initial election to the Board of Directors and (ii) annual grants of stock options upon their re-election to the Board. The Director Plan is included as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as filed with the Securities and Exchange Commission on August 9, 2004.
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